Exhibit 99.1
UL Solutions Inc. Reports Strong Fourth Quarter and Full-Year 2025 Results, Announces 2026 Growth Outlook and Increases Quarterly Dividend
Fourth Quarter 20251
•Strong revenue growth of 6.8% to $789 million, including 5.7% organic growth
•Net income of $71 million, including a $37 million pre-tax restructuring charge, decreased 16.5%, Adjusted Net Income of $114 million increased 11.8%
•Diluted earnings per share of $0.32 decreased 20.0%, Adjusted Diluted Earnings Per Share of $0.53 increased 8.2%
•Adjusted EBITDA of $217 million increased 28.4%, Adjusted EBITDA margin of 27.5% expanded 460 basis points
Full-Year 20252
•Strong revenue growth of 6.4% to $3,053 million, including 6.2% organic growth
•Net income of $345 million, including a $35 million pre-tax restructuring charge, unchanged from prior period, Adjusted Net Income of $423 million increased 17.2%
•Diluted earnings per share of $1.60 decreased 1.2%, Adjusted Diluted Earnings Per Share of $1.99 increased 17.1%
•Adjusted EBITDA of $792 million increased 20.7%, Adjusted EBITDA margin of 25.9% expanded 300 basis points
•Record net cash flows provided by operating activities of $600 million
•Introduces 2026 growth outlook, expecting continued momentum in underlying business performance
NORTHBROOK, ILLINOIS, USA – (BUSINESS WIRE) – February 19, 2026 − UL Solutions Inc. (NYSE: ULS), a global safety science leader in independent third-party testing, inspection and certification services and related software and advisory offerings, today reported results for the fourth quarter and full-year ended December 31, 2025.
“I’m incredibly proud of our team’s outstanding performance, with fourth quarter and full-year results exceeding guidance,” said President and CEO Jennifer Scanlon. “Surpassing $3 billion in annual revenue for the first time is a significant milestone, reflecting our business model’s strength and resilience during an environment of changing global dynamics. We delivered safety, security and sustainability solutions backed by trusted, science-based expertise to over 80,000 customers as they brought their products to complex global markets.”
Scanlon added: “We are well positioned in 2026 for continued high-quality growth thanks to strategic investments we’ve made to support our customers’ innovations, including our focus on megatrends such as the global energy transition and rapid AI-fueled digitalization. Our disciplined capital allocation and commitment to operational excellence through continuous improvement reinforce our growth trajectory.”
Chief Financial Officer Ryan Robinson stated: “We delivered record financial results for the full-year 2025 amid sustained demand in all geographic regions, with Adjusted EBITDA margin of 25.9%, an increase of 300 basis points from the prior year, and cash flow from operations of $600 million. Strong organic growth, continued Adjusted EBITDA margin expansion and robust cash flow generation demonstrate the essential role we play helping customers worldwide. Our operational initiatives, including laboratory productivity gains and footprint optimization, drove meaningful Adjusted EBITDA margin improvement. Looking ahead to 2026, we anticipate mid-single digit constant currency organic revenue growth while continuing to improve our Adjusted EBITDA margin, and we remain confident in our ability to deliver sustainable long-term value.”
Fourth Quarter 2025 Financial Results
Revenue of $789 million compared to $739 million in the fourth quarter of 2024, an increase of 6.8%. Organic growth of 5.7%, led by Consumer and Industrial segments.
Pre-tax charges associated with the previously announced expense reduction initiative (the “Restructuring Plan”) of $37 million.
Net income of $71 million compared to $85 million in the fourth quarter of 2024, a decrease of 16.5%. Net income margin of 9.0% compared to 11.5% in the fourth quarter of 2024, a decrease of 250 basis points. The margin decrease resulted from an increased income tax rate and restructuring charges noted above, partially offset by higher revenue and operating leverage.
1 This press release includes references to non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” later in this release for the definitions of each non-GAAP financial measure presented, as well as reconciliations of these measures to their most directly comparable GAAP measures. All comparisons are to fourth quarter 2024 unless otherwise noted.
2 All comparisons in the section titled Full-Year 2025 are to full-year 2024 unless otherwise noted.

Adjusted Net Income of $114 million compared to $102 million in the fourth quarter of 2024, an increase of 11.8%. Adjusted Net Income margin of 14.4% compared to 13.8% in the fourth quarter of 2024, an increase of 60 basis points.
Diluted earnings per share of $0.32 compared to $0.40 in the fourth quarter of 2024, a decrease of $0.08. Adjusted Diluted Earnings Per Share of $0.53 compared to $0.49 in the fourth quarter of 2024, an increase of $0.04.
Adjusted EBITDA of $217 million compared to $169 million in the fourth quarter of 2024, an increase of 28.4%. Adjusted EBITDA margin of 27.5% compared to 22.9% in the fourth quarter of 2024, an increase of 460 basis points. The margin expansion resulted from higher revenue and operating leverage, led by the Consumer and Industrial segments.
Fourth Quarter 2025 Segment Performance
Industrial Segment Results
Industrial revenue of $352 million compared to $328 million in the fourth quarter of 2024, an increase of 7.3%, or 6.1% on an organic basis. Operating income of $101 million compared to $88 million in the fourth quarter of 2024. Operating income margin of 28.7% compared to 26.8% in the fourth quarter of 2024. Adjusted EBITDA of $128 million compared to $105 million in the fourth quarter of 2024, an increase of 21.9%. Adjusted EBITDA margin of 36.4% compared to 32.0% in the fourth quarter of 2024. Revenue gains were driven primarily by energy and automation and fire safety. Adjusted EBITDA gains and margin improvement were driven primarily by higher revenue and operating leverage.
Consumer Segment Results
Consumer revenue of $335 million compared to $309 million in the fourth quarter of 2024, an increase of 8.4%, or 7.1% on an organic basis. Operating income of $12 million, including charges of $28 million related to the Restructuring Plan, compared to $22 million in the fourth quarter of 2024. Operating income margin of 3.6% compared to 7.1% in the fourth quarter of 2024. Adjusted EBITDA of $66 million compared to $45 million in the fourth quarter of 2024, an increase of 46.7%. Adjusted EBITDA margin of 19.7% compared to 14.6% in the fourth quarter of 2024. Revenue gains were driven primarily by consumer technology, including electromagnetic compatibility testing. Adjusted EBITDA gains and margin improvement were driven primarily by higher revenue and operating leverage.
Software and Advisory Segment Results
Software and Advisory revenue of $102 million was the same as the fourth quarter of 2024. Operating income of $5 million was in line with the fourth quarter of 2024. Adjusted EBITDA of $23 million compared to $19 million in the fourth quarter of 2024, an increase of 21.1%. Adjusted EBITDA margin of 22.5% compared to 18.6% in the fourth quarter of 2024. Revenue was in line with the prior year period driven by demand in software, offset by softness in advisory services. Adjusted EBITDA gains and margin improvement were driven primarily by higher billable utilization.
Liquidity and Capital Resources
For the year ended December 31, 2025, the Company generated $600 million of net cash provided by operating activities, an increase from $524 million for the same period in 2024. Net cash provided by operating activities for the year ended December 31, 2025 was a result of improved business performance.
The Company continues to make strategic capital investments to meet increased demand and drive greater productivity. Capital expenditures were $197 million for the year ended December 31, 2025, compared to $237 million for the same period in 2024. Free Cash Flow for the year ended December 31, 2025 was $403 million, compared to $287 million for the same period in 2024.
The Company paid a dividend of $0.13 per share, or $26 million, during the three months ended December 31, 2025.
As of December 31, 2025, total debt was $494 million, prior to unamortized debt issuance costs, a decrease from December 31, 2024 due to $253 million of net repayments on the Company’s credit facilities.
The Company ended the quarter with cash and cash-equivalents of $295 million and short-term investments of $8 million, compared to $298 million of cash and cash-equivalents and short-term investments of $0 as of December 31, 2024.

Increased Quarterly Dividend
The Company’s board of directors has increased the quarterly dividend by 11.5% to $0.145 per share for the first quarter of 2026. The dividend will be paid on March 12, 2026 to stockholders of record as of the close of business on March 2, 2026.
Employee Health and Safety Software Business Sale
On February 12, 2026, the Company signed a definitive agreement to sell its Employee Health and Safety software business that was previously accounted for in the Company's Software and Advisory segment. The transaction is expected to close in the second quarter of 2026 and will allow the Company to focus on its core ULTRUSTM software portfolio, which provides customers with risk and compliance software solutions that drive product safety and innovation, supply chain transparency and enterprise sustainability.
Full-Year 2026 Outlook
The Company’s 2026 outlook includes:
•Mid-single digit constant currency organic revenue growth
◦Inclusive of approximately 1% revenue reduction from business exits announced in the Restructuring Plan
•Adjusted EBITDA margin improvement to between 26.5% and 27.0%
•Effective tax rate of approximately 26%
•Capital expenditures between 7% and 8% of revenue
•Continuing to pursue acquisitions and portfolio refinements

The Company’s 2026 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook, which may be impacted by, among other things, implementation of the Restructuring Plan. In addition, the recent geopolitical environment and attendant increased levels of uncertainty have caused, and may continue to cause, the Company’s customers to modify, delay or cancel plans to purchase services. Accordingly, ongoing uncertainty related to the current geopolitical environment and the associated unpredictability of the macroeconomic environment could have an adverse impact on various aspects of the Company’s business in the future, including its results of operations and financial condition. Like many other global businesses, the Company is carefully monitoring the potential impacts.

The Company does not provide guidance for net income margin, the most directly comparable GAAP measure to Adjusted EBITDA margin, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA margin and net income margin without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations. These forecasted items are not within the Company’s control, may vary greatly between periods and could significantly impact future financial results.
Conference Call and Webcast
UL Solutions will host a conference call today at 8:30 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through the UL Solutions Investor Relations website at ir.ul.com. For those unable to access the webcast, the conference call can be accessed by dialing 1-844-825-9789 (domestic) or 1-412-317-5180 (international). An archive of the webcast will be available on the Company’s website for 30 days.
About UL Solutions
A global leader in applied safety science, UL Solutions Inc. (NYSE: ULS) transforms safety, security and sustainability challenges into opportunities for customers in more than 110 countries. UL Solutions delivers testing, inspection and certification services, together with software products and advisory offerings, that support our customers’ product innovation and business growth. The UL Mark serves as a recognized symbol of trust in our customers’ products and reflects an unwavering commitment to advancing our safety mission. We help our customers innovate, launch new products and services, navigate global markets and complex supply chains, and grow sustainably and responsibly into the future. Our science is your advantage.

Investors and others should note that UL Solutions intends to routinely announce material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the UL Solutions Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public on our X account (@UL_Solutions) and our LinkedIn account (@ULSolutions). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the UL Solutions Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in UL Solutions to review the information shared on our Investor Relations website at ir.ul.com and to regularly follow our social media accounts. Users can automatically receive email alerts and information about the Company by subscribing to “Investor Email Alerts” at the bottom of the UL Solutions Investor Relations website at ir.ul.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These include statements regarding management’s objectives for future operations and the Company’s plans, business strategy, outlook and future results of operations and financial position, including without limitation, the statements under the heading “Full-Year 2026 Outlook,” statements about the Company’s expectations with respect to the Restructuring Plan, including the Company’s estimates of the charges and expenditures in connection therewith and the timing thereof and the Company’s estimates of the benefits of such Restructuring Plan, the payment of quarterly dividends, and the Company’s plans to sell its Employee Health and Safety software business, including the Company’s estimates of the timing thereof and the expected benefits of such sale. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “outlook” and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). The Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements made in this press release, including, but not limited to, the following: any failure on the Company’s part to protect and maintain its brand and reputation, or the impact on its brand or reputation of third-party events or actions outside of its control; risks associated with the Company’s information technology and software, including those relating to any future data breach or other cybersecurity incident; the potential disruption of the industries in which the Company operates by technological advances in artificial intelligence; the Company’s ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in the Company’s industries and technological advances; the Company’s ability to compete in its industries and the effects of increased competition from its competitors; risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions or changes in U.S. trade policy or similar government actions; and global, regional or political instability and geopolitical tensions; risks related to sustainability; risks associated with the Company’s operations in China, which subject the Company and UL-CCIC Company Limited, the Company’s joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with its current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, its business operations in China; the relationship between the United States and China and between the Company and CCIC, as well as changes in U.S. and Chinese regulations affecting the Company’s business operations in China; any failure on the Company’s part to attract, hire or retain its key employees, including its senior leadership and its skilled and trained engineering, technical and professional personnel; the level of the Company’s customers’ satisfaction and any failure on its part to properly and timely perform its services, meet its contractual obligations or fulfil its customers’ needs; changes to the relevant regulatory frameworks or private sector requirements, including any requirement that the Company accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards; the Company’s ability to adequately maintain, protect and enhance its intellectual property, including its registered UL-in-a-circle certification mark and other certification marks; the Company’s ability to implement its growth strategies and initiatives successfully; the Company’s reliance on third parties, including subcontractors and outside laboratories; the Company’s ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct its business; the outcomes of current and future legal proceedings; the Company’s level of indebtedness and future cash needs; failure to generate sufficient cash to service the Company’s indebtedness; a change in the assumptions the Company uses to value its goodwill or intangible assets, or the impairment of its goodwill or intangible assets; the Company’s ability to generate sufficient cash to service its indebtedness and invest in the ongoing needs of its business; the increased expenses and responsibilities associated with being a public company; the significant influence that ULSE Inc., its parent and controlling stockholder, has over the Company, including pursuant to its rights under the Company’s amended and restated certificate of incorporation and the Stockholder Agreement with ULSE Inc.; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; changes in tax laws in jurisdictions in which the Company operates or adverse outcomes resulting from examination of the Company’s or its affiliates’ tax returns; risks that the Company may be unable to implement the Restructuring Plan on the anticipated timing; that local law and consultation requirements, including for potential position eliminations, extends the restructuring process further in certain countries or causes the actual charges and expenditures that the Company incurs in connection with the Restructuring Plan, and the timing thereof, to differ materially from estimates; that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan and that the Company may not be able to realize the anticipated benefits of the Restructuring Plan; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other factors described from time to time in the Company’s filings with the SEC.
If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company, or others acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements above.
Non-GAAP Financial Measures
In addition to financial measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release includes supplemental non-GAAP financial measures, including the presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin. Management uses non-GAAP financial measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes. Management believes these non-GAAP financial measures provide useful information to investors and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, diluted earnings per share, net cash provided by operating activities or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies due to potential differences between the companies in calculations.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin and Adjusted Diluted Earnings Per Share to measure the operational strength and performance of its business and believes these measures provide additional information to investors about certain non-cash items and unusual items that the Company does not expect to continue at the same level in the future. Further, management believes these non-GAAP financial measures provide a meaningful measure of business performance. The Company uses Free Cash Flow and Free Cash Flow margin as additional liquidity measures and believes they provide useful information to investors about the cash generated from the Company’s core operations that may be available to repay debt, make other investments and return cash to stockholders.
There are material limitations to using these non-GAAP financial measures. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense (income), net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. Adjusted Net Income and Adjusted Diluted Earnings Per Share do not take into account certain significant items, including other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income and diluted earnings per share, as applicable. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct and therefore may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering these non-GAAP financial measures in conjunction with net income, operating income, diluted earnings per share and net cash provided by operating activities as calculated in accordance with GAAP.
See additional information below for definitions of these non-GAAP financial measures, and reconciliations to their most directly comparable GAAP measures.
Media:
Kathy Fieweger
Senior Vice President and Chief Corporate Communications Officer
Kathy.Fieweger@ul.com
+1 312-852-5156
Investors:
Yijing Brentano
Vice President, Investor Relations
IR@ul.com
+1 312-895-9873

UL Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Revenue	$789	$739	$3,053	$2,870
Cost of revenue	395	389	1,543	1,478
Selling, general and administrative expenses	239	235	953	931
Restructuring	37	—	35	(1)
Operating income	118	115	522	462
Interest expense	(9)	(13)	(41)	(55)
Other (expense) income, net	(4)	(10)	(11)	8
Income before income taxes	105	92	470	415
Income tax expense	34	7	125	70
Net income	71	85	345	345
Less: net income attributable to non-controlling interests	5	4	20	19
Net income attributable to stockholders of UL Solutions	$66	$81	$325	$326

Earnings per common share:
Basic	$0.33	$0.41	$1.62	$1.63
Diluted	$0.32	$0.40	$1.60	$1.62

Weighted average common shares outstanding:
Basic	201	200	201	200
Diluted	204	202	203	201

UL Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$295	$298
Accounts receivable, net	422	380
Contract assets, net	204	182
Other current assets	79	61
Total current assets	1,000	921
Property, plant and equipment, net	699	631
Goodwill	656	633
Intangible assets, net	48	58
Operating lease right-of-use assets	179	186
Deferred income taxes	94	108
Capitalized software, net	105	127
Other assets	140	136
Total Assets	$2,921	$2,800
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$50
Accounts payable	183	182
Accrued compensation and benefits	282	254
Operating lease liabilities - current	43	38
Contract liabilities	173	162
Other current liabilities	79	54
Total current liabilities	760	740
Long-term debt	491	692
Pension and postretirement benefit plans	134	196
Operating lease liabilities	149	155
Other liabilities	93	86
Total Liabilities	1,627	1,869
Total Stockholders’ Equity	1,294	931
Total Liabilities and Stockholders’ Equity	$2,921	$2,800

UL Solutions Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in millions)	2025	2024
Operating activities
Net cash flows provided by operating activities	$600	$524

Investing activities
Capital expenditures	(197)	(237)
Acquisitions, net of cash acquired	(1)	(26)
Proceeds from divestitures	—	29
Purchases of investments, net	(7)	—
Other investing activities, net	1	—
Net cash flows used in investing activities	(204)	(234)

Financing activities
Repayments of long-term debt, net	(253)	(165)
Dividends to stockholders of UL Solutions	(104)	(100)
Dividends to non-controlling interest	(17)	(15)
Employee taxes paid on settlement of stock-based compensation	(15)	—
Other financing activities, net	(7)	(4)
Net cash flows used in financing activities	(396)	(284)

Effect of exchange rate changes on cash and cash equivalents	(3)	(23)

Net decrease in cash and cash equivalents	(3)	(17)

Cash and cash equivalents
Beginning of period	298	315
End of period	$295	$298

UL Solutions Inc.
Supplemental Financial Information
Revenue by Major Service Category and Revenue Growth Components
(Unaudited)

Revenue by Major Service Category	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Certification Testing	$223	$199	$851	$784
Ongoing Certification Services	259	248	1,006	953
Non-certification Testing and Other Services	232	221	911	860
Software	75	71	285	273
Total	$789	$739	$3,053	$2,870

Revenue Change Components	Three Months Ended December 31, 2025
(in millions)	Organic[1]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$20	$4	$24	6.1%	7.3%
Consumer	22	4	26	7.1%	8.4%
Software and Advisory	—	—	—	—%	—%
Total	$42	$8	$50	5.7%	6.8%

Revenue Change Components	Year Ended December 31, 2025
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$89	$(8)	$6	$87	7.1%	6.9%
Consumer	76	—	5	81	6.1%	6.5%
Software and Advisory	14	—	1	15	3.7%	4.0%
Total	$179	$(8)	$12	$183	6.2%	6.4%
_________
1.Organic reflects revenue change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period.
2.Acquisition / Divestiture is calculated as revenue change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of revenue in the prior period. Revenues from an acquisition or disposal are measured as Acquisition / Divestiture for the initial twelve month period following the acquisition or disposal date. Subsequently, the revenue impact from the acquired or disposed business is measured as Organic.
3.FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.

UL Solutions Inc.
Supplemental Financial Information
Non-GAAP Financial Measures
(Unaudited)
The table below reconciles net income to Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, unless otherwise stated)	2025	2024	2025	2024
Net income	$71	$85	$345	$345
Depreciation and amortization expense	51	47	188	172
Interest expense	9	13	41	55
Other expense (income), net	4	10	11	(8)
Income tax expense	34	7	125	70
Stock-based compensation	11	7	47	23
Restructuring	37	—	35	(1)
Adjusted EBITDA[1]	$217	$169	$792	$656
Revenue	$789	$739	$3,053	$2,870
Net income margin	9.0%	11.5%	11.3%	12.0%
Adjusted EBITDA margin[2]	27.5%	22.9%	25.9%	22.9%
__________
1.The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense (income), net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense (income), net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.

The table below reconciles segment operating income to segment Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, unless otherwise stated)	2025	2024	2025	2024
Industrial
Segment operating income	$101	$88	$386	$338
Depreciation and amortization expense	15	14	56	47
Stock-based compensation	5	3	19	9
Restructuring	7	—	7	—
Adjusted EBITDA[1]	$128	$105	$468	$394
Revenue	$352	$328	$1,341	$1,254
Operating income margin	28.7%	26.8%	28.8%	27.0%
Adjusted EBITDA margin[2]	36.4%	32.0%	34.9%	31.4%

Consumer
Segment operating income	$12	$22	$122	$114
Depreciation and amortization expense	22	20	81	79
Stock-based compensation	4	3	20	11
Restructuring	28	—	26	(1)
Adjusted EBITDA[1]	$66	$45	$249	$203
Revenue	$335	$309	$1,319	$1,238
Operating income margin	3.6%	7.1%	9.2%	9.2%
Adjusted EBITDA margin[2]	19.7%	14.6%	18.9%	16.4%

Software and Advisory
Segment operating income	$5	$5	$14	$10
Depreciation and amortization expense	14	13	51	46
Stock-based compensation	2	1	8	3
Restructuring	2	—	2	—
Adjusted EBITDA[1]	$23	$19	$75	$59
Revenue	$102	$102	$393	$378
Operating income margin	4.9%	4.9%	3.6%	2.6%
Adjusted EBITDA margin[2]	22.5%	18.6%	19.1%	15.6%

Adjusted EBITDA[1]	$217	$169	$792	$656
__________
1.See definition on previous page.
2.See definition on previous page.

The table below reconciles net income to Adjusted Net Income.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, unless otherwise stated)	2025	2024	2025	2024
Net income	$71	$85	$345	$345
Other expense (income), net	4	10	11	(8)
Stock-based compensation	11	7	47	23
Restructuring	37	—	35	(1)
Tax effect of adjustments[3]	(9)	—	(15)	2
Adjusted Net Income[1]	$114	$102	$423	$361
Revenue	$789	$739	$3,053	$2,870
Net income margin	9.0%	11.5%	11.3%	12.0%
Adjusted Net Income margin[2]	14.4%	13.8%	13.9%	12.6%
__________
1.The Company defines Adjusted Net Income as net income adjusted for other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue.
3.The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the taxable income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.

The table below reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted earnings per share	$0.32	$0.40	$1.60	$1.62
Other expense (income), net	0.02	0.05	0.06	(0.04)
Stock-based compensation	0.05	0.04	0.23	0.12
Restructuring	0.18	—	0.17	(0.01)
Tax effect of adjustments[2]	(0.04)	—	(0.07)	0.01
Adjusted Diluted Earnings Per Share[1]	$0.53	$0.49	$1.99	$1.70
__________
1.The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholders of UL Solutions adjusted for other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP.
2.See definition on previous page.

The table below reconciles net cash provided by operating activities to Free Cash Flow.

	Year Ended December 31,
(in millions)	2025	2024
Net cash provided by operating activities	$600	$524
Capital expenditures	(197)	(237)
Free Cash Flow[1]	$403	$287
Revenue	$3,053	$2,870
Net cash provided by operating activities margin	19.7%	18.3%
Free Cash Flow margin[2]	13.2%	10.0%
__________
1.The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.
2.Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue.